UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 1, 2015

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REGENT TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	001-13621	84-0807913
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5646 Milton Street, Suite 722 Dallas, Texas 75206
(Address of Principal Executive Offices)

(855) 744-7449

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

Effective December 1, 2015, Regent Technologies, Inc. (the “Company”), entered into the Regent-Solar Logic IP Rights Agreement (the “Agreement”) with Solar Logic Incorporated (“Solar Logic”) which includes an exclusive license of Solar Logic’s intellectual property to the Company. The principal terms of the Agreement are:

•	Regent will pay a 3% royalty of gross revenues of Solar Logic associated products. This will be paid on a quarterly basis. Regent has until June 30, 2018 to record gross revenues before Solar Logic has the right to modify or terminate the Agreement.
•	Regent will pay $50,000 annually as a non-refundable advance payment on royalties due on January 1 of each year beginning January 1, 2016. Regent has the option to pay the first two years in cash or Regent common stock valued at the 90-day moving average price but not less than $.10 per share.
•	Regent will grant Solar Logic 1,500,000 shares of Series B Convertible Preferred Stock with a face value of $1.00 per share.
•	This is a one-time, non-refundable stock grant which converts into 1,500,000 shares of common stock if Solar Logic terminates the Agreement due to default.
•	Regent must raise $500,000 in capital prior to June 30, 2017 to maintain the Agreement.
•	Throughout the term of the Agreement, Regent has the option to pay Solar Logic in cash and/or freely trading Regent stock with a combined value equal to or greater than $2,500,000 in exchange for the transfer of all assets including intellectual property rights and all outstanding Regent shares of Series B Convertible Preferred Stock.
•	Solar Logic grants the exclusive rights to all intellectual property including all patents and trademarks, as well as personal property to Regent throughout the term of the Agreement.
•	Solar Logic will fully support Regent in the transfer of product knowledge and markets while ramping up their engineering and marketing operations.

The foregoing summary of the Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Agreements filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Solar Logic Incorporated has focused on developing technologies that harvest solar energy to produce electricity. The company has proprietary technologies covered by two issued patents which focus on concentrated solar power technology for electricity production in applications that range from 10kW to 150kW of total output. Solar Logic’s proprietary technologies have the potential to combine natural gas with solar thermal energy for a continuous co-generation power source.

Regent Technologies has been involved since 2010 in the evaluation of proprietary technologies for exploiting shallow oil and natural gas reserves. Through its wholly owned subsidiary, Regent Natural Resources, the Company has identified and tested several enhancement production technologies for exploiting shallow oil and natural gas reserves. The Company’s subsidiary owns certain oil and natural gas leasehold rights in the East Texas Basin and the Eagle Ford trend in southwest Texas.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Regent-Solar Logic IP Rights Agreement and Patent License Agreement between the Company and Solar Logic Incorporated

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REGENT TECHNOLOGIES, INC.

	By:	/s/ David A. Nelson
Date: December 7, 2015		David A. Nelson
President

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